Exhibit 10.6

EXECUTION COPY

SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT, dated as of April 26, 2006 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), by and among the Subordinated Lenders (as hereinafter defined), MEDICOR LTD., a Delaware corporation (the “Company”), and SILVER OAK CAPITAL, L.L.C., a Delaware limited liability company, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the holders from time to time of the Senior Notes (as hereinafter defined) issued pursuant to the Securities Purchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Company has agreed to issue, and the Purchasers (as defined in the Securities Purchase Agreement) have agreed to purchase, Senior Notes in the aggregate principal amount of $50,000,000 pursuant to the Securities Purchase Agreement, dated as of April 26, 2006 (as amended, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) by and among the Company and the Purchasers from time to time party thereto;

WHEREAS, it is a condition to the obligation of the Purchasers to purchase the Senior Notes that the Subordinated Lenders agree to subordinate the Subordinated Obligations (as hereinafter defined) to the Senior Obligations (as hereinafter defined) on the terms set forth herein; and

WHEREAS, the Subordinated Lenders will receive substantial direct and indirect benefits from the issuance of the Senior Notes.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and to induce the Purchasers to purchase the Senior Notes, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subordinated Lenders agree with the Collateral Agent for the benefit of the holders of the Senior Obligations as follows:

1.                                       Definitions.  In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

“Collateral” means the collective reference to any and all property from time to time subject to security interests to secure payment or performance of the Senior Obligations.

“Common Stock” means (a) the Company’s common stock, par value $0.001 per share, and (b) any capital stock resulting from a reclassification of such common stock.

“Enforcement Action” means any action by a Subordinated Lender to collect or receive payments or distributions, exercise a remedy, foreclose on collateral, if any, commence a legal proceeding or undertake any other enforcement action with respect to the Subordinated Obligations.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of April 26, 2006 (as amended, supplemented or otherwise modified from time to time), by and among the Company and the Guarantors in favor of the Collateral Agent.

“Guarantors” shall have the meaning given to such term in the Guarantee and Collateral Agreement.

“Insolvency Event” means (a) the Company or any of its Subsidiaries commencing any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries making a general assignment for the benefit of its creditors, (b) there being commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 30 days, (c) there being commenced against the Company, or any of its Subsidiaries, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof, (d) the Company, or any of its Subsidiaries, taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b), or (c) above, or (e) the Company or any of its Subsidiaries generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

“Integrated Amended and Restated Promissory Note” means the Amended and Restated Promissory Note, dated as of the date hereof, by and among the Company and Integrated LLC (as amended, supplemented or otherwise modified from time to time).

“Integrated LLC” means International Integrated Incorporated, LLC, a Nevada limited liability company.

“Principal Market” means, with respect to the Common Stock or any other security, the principal securities exchange or trading market for the Common Stock or such other security.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 26, 2006 (as amended, supplemented or otherwise modified from time to time), among the Company and the initial holders of the Senior Notes relating to the filing of registration statements covering, among other things, the resale of the Registrable Securities (as defined therein).

“Senior Debt Documents” means the collective reference to the Securities Purchase Agreement, the Senior Notes, the Senior Security Documents and all other documents or instruments that from time to time evidence the Senior Obligations or secure or support payment or performance thereof.

“Senior Lenders” means the holders from time to time of the Senior Notes.

“Senior Notes” means the senior secured convertible notes of the Company issued and outstanding to the Senior Lenders from time to time, pursuant to the Securities Purchase Agreement.

“Senior Obligations” means the collective reference to the unpaid principal of, and interest on, the Senior Notes and all other obligations and liabilities of the Company to the Collateral Agent and the Senior Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Securities Purchase Agreement and the Senior Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Securities Purchase Agreement, the Senior Notes, this Agreement, the other Senior Debt Documents, any other Transaction Document (as such term is defined in the Securities Purchase Agreement) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Senior Lenders that are required to be paid by the Company pursuant to the terms of the Securities Purchase Agreement, this Agreement or any other Senior Debt Document).

“Senior Security Documents” means the Guarantee and Collateral Agreement, any other applicable Transaction Document and all other documents and instruments, now existing or hereafter arising, which create or perfect, or purport to create or perfect, a security interest in property to secure payment or performance of the Senior Obligations.

“Sirius LLC” means Sirius Capital, LLC, a Delaware limited liability company.

“Sirius Promissory Note” means the Promissory Note, dated as of April 26, 2006 by and among the Company and Sirius LLC (as amended, supplemented or otherwise modified from time to time).

“Subordinated Debt Documents” means any applicable securities purchase agreement, the Subordinated Notes and all other documents or instruments that from time to time evidence of the Subordinated Obligations.

“Subordinated Lenders” means Integrated LLC and Sirius LLC, and their respective subsidiaries, if any, and, as applicable, any other holder of the Subordinated Obligations from time to time party to any subordinated securities purchase agreement.

“Subordinated Notes” means the subordinated unsecured notes of the Company issued and outstanding from time to time to Integrated LLC, with a principal amount outstanding of $31,039,186.11 as of the date hereof, pursuant to the Integrated Amended and Restated

Promissory Note and the subordinated unsecured convertible notes of the Company issued and outstanding to Sirius LLC, with a principal amount outstanding of $37,500,000 as of the date hereof, pursuant to the Sirius Promissory Note.

“Subordinated Obligations” means the collective reference to the unpaid principal of and interest on the Subordinated Notes and all other obligations and liabilities of the Company to the Subordinated Lenders (including, without limitation, interest accruing at the then applicable rate provided in the applicable Subordinated Debt Documents after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Subordinated Notes, this Agreement, any other Subordinated Debt Document or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Subordinated Lenders that are required to be paid by the Company pursuant to the terms of any applicable subordinated purchase agreement, this Agreement or any other Subordinated Debt Document).

“Subsidiary” means any entity in which the Company, directly or indirectly, owns (5%) or more of the outstanding capital stock, equity or similar interests or voting power of such entity at the time of this Agreement or at any time hereafter.

“Warrants” means the warrants issued to the original buyers of the Senior Notes pursuant to the Securities Purchase Agreement and all warrants issued in exchange or substitution therefor or replacement thereof.

“Weighted Average Price” means, as of any date, the dollar volume-weighted average price for the such security on its Principal Market during the period beginning at 9:30 a.m. New York City time (or such other time as its Principal Market publicly announces is the official open of trading) and ending at 4:00 p.m. New York City time (or such other time as its Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m. New York City time (or such other time as such over-the-counter market publicly announces is the official open of trading), and ending at 4:00 p.m. New York City time (or such other time as such over-the-counter market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc.

2.                                       Subordination.  (a)  The Company and each of the Subordinated Lenders party hereto agree, for itself and each future holder of the Subordinated Obligations, that the Subordinated Obligations are expressly “subordinate and junior in right of payment” (as that phrase is defined immediately below) to all Senior Obligations.

(b)                                 “Subordinate and junior in right of payment” means that:

(i)                                     no part of the Subordinated Obligations shall have any claim to the assets of the Company on a parity with or prior to the claim of the Senior Obligations; and

(ii)                                  until at least 90 days after the Senior Notes have been paid in full during time which no Insolvency Event shall have occurred, without the express prior written consent of the Collateral Agent and the holders of at least a majority of the aggregate principal amount of the Senior Notes then outstanding, (A) no Subordinated Lender will take, demand or receive from the Company, and the Company will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Subordinated Obligations, including, without limitation, any letter of credit or similar credit support facility to support payment of the Subordinated Obligations and (B) no Subordinated Lender will accelerate for any reason the scheduled maturities of any amount owing under the Subordinated Notes or take any Enforcement Action; provided, however, that upon the occurrence of an Insolvency Event the Subordinated Lenders may accelerate the scheduled maturities of the Subordinated Notes.

(c)                                  The expressions “prior payment in full,” “payment in full,” “paid in full” and any other similar terms or phrases when used in this Agreement with respect to the Senior Obligations shall mean the indefeasible payment in full, in immediately available funds, of all of the Senior Obligations.

3.                                       Additional Provisions Concerning Subordination.  (a)  The Subordinated Lenders and the Company agree that upon the occurrence of any Insolvency Event:

(i)                                     all Senior Obligations shall be paid in full before any payment or distribution is made with respect to the Subordinated Obligations; and

(ii)                                  any payment or distribution of assets of the Company, whether in cash, property or securities, to which any Subordinated Lender would be entitled except for the provisions hereof, shall be paid or delivered by the Company, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing Collateral Agent or other person making such payment or distribution, directly to the Collateral Agent, for the account of the Collateral Agent and Senior Lenders, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to any Subordinated Lender.

(b)                                 Upon the occurrence of any event or proceeding described in clause (a)(i) or (b) of the definition of “Insolvency Event” in Section 1 of this Agreement commenced by or against the Company:

(i)                                     each Subordinated Lender irrevocably authorizes and empowers the Collateral Agent (A) to demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, (B) to file claims and proofs of claim in any statutory or non-statutory proceeding and take such other actions, in its own name as Collateral Agent, or in the name of the Subordinated Lenders or otherwise, as the Collateral Agent may deem necessary or advisable for the enforcement of the provisions of this Agreement and (C) to vote any of the claims of any Subordinated Lender in connection with any such Insolvency Event; provided, however, that the foregoing authorization and empowerment imposes no obligation on the Collateral Agent to take any such action;

(ii)                                  each Subordinated Lender shall take such action, duly and promptly, as the Collateral Agent may request from time to time (A) to collect the Subordinated Obligations for the account of the Senior Lenders and (B) to file appropriate proofs of claim in respect of the Subordinated Obligations; and

(iii)                               each Subordinated Lender shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as the Collateral Agent may request to enable the Collateral Agent to enforce any and all claims in respect of the Subordinated Obligations and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations.

(c)                                  If any payment or distribution, whether consisting of money, property or securities, whether occurring before or after the occurrence of any Event of Default (as such term is defined in the Securities Purchase Agreement), be collected or received by any Subordinated Lender in respect of the Subordinated Obligations, such Subordinated Lender forthwith shall deliver the same to the Collateral Agent for the account of the Senior Lenders, in the form received, duly indorsed to the Collateral Agent, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full.  Until so delivered, such payment or distribution shall be held in trust by such Subordinated Lender as the property of the Senior Lenders, segregated from other funds and property held by such Subordinated Lender.

4.                                       Subrogation.  Subject to the payment in full of the Senior Obligations, the Subordinated Lenders shall be subrogated to the rights of the Senior Lenders to receive payments or distributions of assets of the Company in respect of the Senior Obligations until the Senior Obligations shall be paid in full.  For the purposes of such subrogation, payments or distributions to the Collateral Agent, for the account of the Senior Lenders, of any money, property or securities to which any Subordinated Lender would be entitled except for the provisions of this Agreement shall be deemed, as between the Company and its creditors other than the Senior Lenders and such Subordinated Lender, to be a payment by the Company to or on account of Subordinated Obligations, it being understood that the provisions of this Agreement are, and are intended solely, for the purpose of defining the respective rights, priorities and interests of the Collateral Agent, Subordinated Lenders and the Senior Lenders.

5.                                       Consent of Subordinated Lenders.  (a)  Each Subordinated Lender consents that, without the necessity of any reservation of rights against any Subordinated Lender, and without notice to or further assent by any Subordinated Lender:

(i)                                     any demand for payment of any Senior Obligations made by the Collateral Agent or any Senior Lender may be rescinded in whole or in part by the Collateral Agent or any such Senior Lender, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the Company or any guarantor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of the Company or any other party under the Securities Purchase Agreement or any other agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Collateral Agent or any Senior Lender each in its sole discretion; and

(ii)                                  the Securities Purchase Agreement, the Senior Notes and any other Senior Debt Document may be amended, supplemented, modified or terminated, in whole or in part, as the Collateral Agent or any Senior Lender may deem advisable each in its sole discretion from time to time, and any collateral security at any time held by the Collateral Agent or any Senior Lender for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released;

in each case all without notice to or further assent by any Subordinated Lender, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

(b)                                 Each Subordinated Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Lenders upon this Agreement.  The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Company and the Senior Lenders shall be deemed to have been consummated in reliance upon this Agreement.  Each Subordinated Lender acknowledges and agrees that the Senior Lenders have relied upon the subordination provided for herein in acquiring its Senior Notes.  Each Subordinated Lender waives any notice of or proof of reliance on this Agreement and any protest, demand for payment and notice of default.

6.                                       Negative Covenants of the Subordinated Lenders.  So long as any of the Senior Obligations shall remain outstanding, no Subordinated Lender shall:

(a)                                  without the prior written consent of the Company given in accordance with the terms of the Senior Notes, sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein to any other person (a “Transferee”) or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever (collectively, a “Transfer”) upon the Subordinated Obligations in favor of any Transferee.  Upon any such Transfer (1) such action shall be made expressly subject to this Agreement and (2) the Transferee shall expressly acknowledge to the Collateral Agent, by a writing substantially in the form of Exhibit A attached hereto, the subordination provided for herein and agrees to be bound by all of the terms hereof.  Any purported transfer in violation of this Section 6(a) shall be null and void;

(b)                                 without the prior written consent of the Collateral Agent, permit any of the Subordinated Debt Documents to be amended, modified or otherwise supplemented;

(c)                                  without the prior written consent of the Collateral Agent, commence or join with any creditors other than the Senior Lenders in commencing, any proceeding referred to in clause (b) or (c) of the definition of “Insolvency Event”; or

(d)                                 with respect to Sirius LLC, effect a sale or other disposition of any shares of Common Stock issued to it pursuant to Sections 4 or 8 of the Sirius Promissory Note (the “Conversion Shares”) or (ii) offer to sell, contract to sell, grant any option to purchase or enter into any similar transaction with regard to the Conversion Shares or any security convertible into or exchangeable for the Conversion Shares which has the same economic effect as a sale or other disposition of the Conversion Shares unless (x) a Registration Statement (as defined in the Registration Rights Agreement) shall have been effective for at least 45 days prior to such date and shall continue to be effective and available for the sale of not less than 150% of the Registrable Securities issuable upon conversion of all of the outstanding Senior Notes and exercise of all of the outstanding Warrants, in accordance with the Registration Rights Agreement, and no Grace Period (as defined in the Registration Rights Agreement) applicable to such Registration Statement shall be in effect nor shall there have been any Grace Period which is not an Allowable Grace Period (as defined in the Registration Rights Agreement) applicable to such Registration Statement and (y) the Weighted Average Price of the Common Stock shall have been at least $6.00 (subject to adjustments for stock splits, stock dividends combinations, reclassifications and other events) for at least 20 out of 30 of the Trading Days immediately preceding the date on which Sirius LLC proposes to effect such sale or other disposition.

7.                                       Senior Obligations Unconditional.  All rights and interests of the Senior Lenders hereunder, and all agreements and obligations of the Subordinated Lenders and the Company hereunder, shall remain in full force and effect irrespective of:

(a)                                  any lack of validity or enforceability of any Senior Security Documents or any other Senior Debt Documents;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of the Securities Purchase Agreement or any other Senior Security Document;

(c)                                  any exchange, release or nonperfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof; or

(d)                                 any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company in respect of the Senior Obligations, or of either any Subordinated Lender or the Company in respect of this Agreement.

8.                                       Representations and Warranties.  Each Subordinated Lender represents and warrants to the Collateral Agent and the Senior Lenders that:

(a)                                  its Subordinated Notes (i) have been issued to it for good and valuable consideration (ii) are owned by such Subordinated Lender free and clear of any security interests, liens, charges or encumbrances whatsoever arising from, through or under such Subordinated

Lender, other than the interest of the Senior Lenders under this Agreement, (iii) are payable solely and exclusively to such Subordinated Lender and to no other person and are payable without deduction for any defense, offset or counterclaim and (iv) constitute the only evidence of the obligations evidenced thereby;

(b)                                 such Subordinated Lender has the corporate power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(c)                                  this Agreement constitutes a legal, valid and binding obligation of such Subordinated Lender;

(d)                                 the execution, delivery and performance of this Agreement will not violate any provision of any requirement of law or contractual obligation of such Subordinated Lender and will not result in the creation or imposition of any lien on any of the properties or revenues of such Subordinated Lender pursuant to any requirement of law or any contractual obligation of such Subordinated Lender, except the interest of the Senior Lenders under this Agreement; and

(e)                                  no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor of such Subordinated Lender), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

9.                                       No Representation by Collateral Agent.  Neither the Collateral Agent nor any Senior Lender has made, and none of them hereby or otherwise makes to the Subordinated Lenders, any representations or warranties, express, or implied, nor does the Collateral Agent or any Senior Lender assume any liability to any Subordinated Lender with respect to (a) the financial or other condition of the Company under any instruments of guarantee with respect to the Senior Obligations, (b) the enforceability, validity, value or collectibility of the Senior Obligations or the Subordinated Obligations, any collateral therefor, or any guarantee or security which may have been granted in connection with any of the Senior Obligations or the Subordinated Obligations or (c) the Company’s title or right to transfer any collateral or security.

10.                                 Waiver of Claims.  To the maximum extent permitted by law, each Subordinated Lender waives any claim it might have against the Senior Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Collateral Agent, the Senior Lenders or their respective directors, officers, employees or Collateral Agents with respect to any exercise of rights or remedies under the Senior Debt Documents or any transaction relating to the Collateral.  Neither the Collateral Agent, any Senior Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any Subordinated Lender or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.

11.                                 Provisions Applicable After Bankruptcy.  The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any event contemplated under clause (a) or (b) of the definition of “Insolvency Event” in Section 1 of this Agreement.

12.                                 Further Assurances.  The Subordinated Lenders and the Company, at their own expense and at any time from time to time, upon the written request of the Collateral Agent will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

13.                                 Provisions Define Relative Rights.  This Agreement is intended solely for the purpose of defining the respective rights, priorities and interests of the Collateral Agent, the Senior Lenders and the Subordinated Lenders only, and no other person shall have any right, benefit or other interest under this Agreement.

14.                                 Legend.  Each Subordinated Lender and the Company will cause each of the Subordinated Notes to bear upon its face the following legend:

ALL INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AGREEMENT, DATED APRIL 26, 2006 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), BY AND AMONG MEDICOR LTD., A DELAWARE CORPORATION, SILVER OAK CAPITAL, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, AS COLLATERAL AGENT, AND THE HOLDERS FROM TIME TO TIME OF THE SUBORDINATED OBLIGATIONS (AS DEFINED THEREIN), INCLUDING, WITHOUT LIMITATION, THIS NOTE.

15.                                 Powers Coupled With An Interest.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full.

16.                                 Authority of Collateral Agent.  The Company and the Subordinated Lenders acknowledge that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Senior Lenders, be governed by the Securities Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent, the Company and the Subordinated Lenders, the Collateral Agent shall be conclusively presumed to be acting as Collateral Agent for the Senior Lenders with full and valid authority so to act or refrain from acting, and neither the Company nor any Subordinated Lender shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

17.                                 Notices.  All notices or demands by any party hereunder must be in writing and personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid facsimile, telecopy, telegram (with messenger delivery specified), or other method of electronic communication as follows:

Subordinated
Lenders:	INTERNATIONAL INTEGRATED INCORPORATED, LLC
4560 South Decatur Boulevard, Suite 201
Las Vegas, Nevada 89103
	Attention:	Donald K. McGhan
	Facsimile:	702-932-4563
	Email:	iowagrad@att.net

SIRIUS CAPITAL, LLC
4560 South Decatur Boulevard, Suite 201
Las Vegas, Nevada 89103
	Attention:	Nikki M. Pomeroy
	Facsimile:	702-364-0799
	Email:	mcikkin@aol.com

Collateral Agent:	SILVER OAK CAPITAL, L.L.C.
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue
New York, NY 10167
	Attention:	Gary I. Wolf
	Facsimile:	212-867-6395
	Email:	gwolf@angelogordon.com

With a copy to:	PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 Avenue of the Americas
New York, NY 10019-6064
	Attn:	Eric Goodison
	Facsimile:	212-492-0292
	Email:	egoodison@paulweiss.com

The parties may change the address at which they receive notice by giving notice to each other in the foregoing manner.  Notices or demands sent in accordance with this Section 17 shall be deemed to be received on the earlier of the date of actual receipt or five calendar days after deposit in United States mail.

18.                                 Governing Law; Venue; Waiver of Jury Trial.

(i)                                     THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER,

GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(ii)                                  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE FEDERAL COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURTS THEREFROM, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  THE COMPANY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

(iii)                               EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH OF THE PARTIES HERETO REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

19.                                 Integrated Agreement.  This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, shall supersede all prior agreements, representations or understandings between the parties and may not be amended except by a writing signed by both parties.

20.                                 Additional Remedies.  If the Company or any Subordinated Lender violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, the Collateral Agent may restrain such violation in any court of law and may, in its own or any other applicable name, interpose this Agreement as a defense in any action by the Company or any Subordinated Lender, as applicable.

21.                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

22.                                 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

23.                                 Amendments in Writing; No Waiver; Cumulative Remedies.  (a)  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Collateral Agent in accordance with Section 10(e) of the Securities Purchase Agreement, the Company and each Subordinated Lender; provided that any provision of this Agreement may be waived by the Collateral Agent in accordance with Section 10(e) of the Securities Purchase Agreement in a letter or agreement executed by the Collateral Agent or by facsimile telecopy, telegram or other method of electronic communication from the Collateral Agent.

(b)                                 No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)                                  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

24.                                 Section Headings.  The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

25.                                 Successors and Assigns.  (a)  This Agreement shall be binding upon the successors and assigns of the Company and the Subordinated Lenders and shall inure to the benefit of the Collateral Agent and the Senior Lenders and their successors and assigns.

(b)                                 Upon a successor Collateral Agent becoming the Collateral Agent under the Securities Purchase Agreement, such successor Collateral Agent automatically shall become the Collateral Agent hereunder with all the rights and powers of the Collateral Agent hereunder without the need for any further action on the part of any party hereto.

26.                                 Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the parties have executed this Subordination Agreement as of the day and year first above written.

SILVER OAK CAPITAL, L.L.C.,
a Delaware limited liability company, as Collateral Agent

By:	/s/ Michael L. Gordon
	Name:	Michael L. Gordon
	Title:	Managing Member

MEDICOR LTD.,
a Delaware Corporation

By:	/s/ Theodore R. Maloney
	Name:	Theodore R. Maloney
	Title:	Chief Executive Officer

INTERNATIONAL INTEGRATED INCORPORATED, LLC,
a Nevada limited liability company, as Subordinated Lender

By:	/s/ Donald K. McGhan
	Name:	Donald K. McGhan
	Title:	Managing Member

SIRIUS CAPITAL, LLC,
a Delaware limited liability company, as Subordinated Lender

By:	/s/ Donald K. McGhan
	Name:	Donald K. McGhan
	Title:	Managing Member

EXHIBIT A

FORM OF JOINDER

Reference is made to that certain Subordination Agreement, dated as of April 26, 2006 (as amended, supplemented or otherwise modified from time to time, the “Subordination Agreement”), by and among the Subordinated Lenders (as defined therein), MediCor Ltd., a Delaware corporation (the “Company”), and Silver Oak Capital, L.L.C., a Delaware limited liability company, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the holders from time to time of the Senior Notes (as defined therein) issued pursuant to the Securities Purchase Agreement (as defined therein).  All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Subordination Agreement.

WHEREAS, the undersigned desires to become a Transferee of the Subordinated Obligations and, as evidence thereof, a holder of Subordinated Notes; and

WHEREAS, Section 6(a) of the Subordination Agreement prohibits such transfer of the Subordinated Obligations unless the undersigned expressly acknowledges the subordination provided for in the Subordination Agreement and agrees to be bound by all the terms thereof.

NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby (i) joins the Subordination Agreement as a Subordinated Lender, (ii) assumes and agrees to be bound to all the terms set forth therein and (iii) makes all the representations and warranties of a Subordinated Lender set forth in the Subordination Agreement as if made on the date hereof.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the Transferee has executed this Joinder as of           day of                   , 2006.

[JOINED PARTY]
a

By:
Name:
Title:

ACKNOWLEDGED and agreed as of           day of                  , 2006.

MEDICOR LTD.,
a Delaware Corporation

By:
Name:
Title:

SILVER OAK CAPITAL, L.L.C.,
a Delaware limited liability company, as Collateral Agent

By:
Name:
Title:

2